EXHIBIT 99.1

June 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated June 23, 2004 of Hypertension Diagnostics, Inc. and are in agreement with the statements contained in the paragraphs under (a) on page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP